Exhibit 10.17

REGISTRATION RIGHTS AGREEMENT

by and between

HILTON GRAND VACATIONS INC.

and

HNA TOURISM GROUP CO., LTD.

Dated as of October 24, 2016

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of October 24, 2016 and is by and between Hilton Grand Vacations Inc. (the “Company”) and HNA Tourism Group Co., Ltd., a PRC company (“HNA”).

RECITALS

WHEREAS, HNA and Blackstone (as defined below) have, as of the date hereof, entered into the Stock Purchase Agreement (as defined below), pursuant to which, among other things, HNA has agreed to purchase from Blackstone, and Blackstone has agreed to sell to HNA, shares of the common stock of Hilton Worldwide Holdings Inc., a Delaware corporation (“Hilton”), subject to the terms and conditions set forth in the Stock Purchase Agreement;

WHEREAS, Hilton intends to distribute its entire interest in the Company by way of a dividend of all outstanding shares of the Company’s Common Stock owned by Hilton to holders of Hilton common stock;

WHEREAS, the Company is entering into this Agreement as a condition to HNA’s willingness to enter into the Stock Purchase Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Company and HNA are entering into the Stockholders Agreement (as defined below);

WHEREAS, the Company is entering into this Agreement in consideration of, and as a condition and inducement to, HNA’s willingness to enter into the Stockholders Agreement; and

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company and HNA wish to define certain registration rights granted to HNA on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1 Certain Definitions. As used in this Agreement:

“Advice” has the meaning set forth in Section 2.4(b).

“Adverse Disclosure” means public disclosure of material, non-public information that, in the Board of Directors’ good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading and such material, non-public information would not be required to be made at such time but for the filing of such Registration Statement or report, and (ii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means any entity of which HNA owns, directly or indirectly, at least a majority of the voting interests.

“Agreement” has the meaning set forth in the preamble.

“Blackstone” means HLT Holdco II LLC, HLT Holdco III LLC, HLT BREH VI Holdco LLC, HLT BREP VI.2 Holdco LLC, HLT BREH INTL II Holdco LLC, HLT A23 BREH VI Holdco LLC, and HLT A23 Holdco LLC.

“BX Holder” means the holders of securities entitled to registration rights under the Existing Registration Rights Agreement.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York, New York and Beijing, PRC are authorized or required by law to close.

“Company” has the meaning set forth in the preamble.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Party” has the meaning set forth in Section 2.2(a).

“Distribution Date” means the date on which the distribution to holders of record of shares of Hilton common stock of the HGV Common Stock owned by Hilton is effectuated.

“Effective Date” means the date on which the Closing (as defined in the Stock Purchase Agreement) occurs or, if the Distribution Date occurs after the date of such Closing, the Distribution Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith, by and among the Company and Blackstone, but not any further amendments thereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“HNA Entities” means HNA, its Affiliates and the successors and permitted assigns of HNA and their respective Affiliates.

“Holder” means HNA or any Transferee of such Person to whom registration rights are assigned pursuant to Section 5.2, in each case that is a holder of Registrable Securities or Securities exercisable, exchangeable or convertible into Registrable Securities.

“Indemnified Party” and Indemnified Parties” have the meanings set forth in Section 3.1.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“PRC” means the People’s Republic of China.

“Public Offering” means a public offering of equity securities of the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.

“Registrable Securities” means all shares of Common Stock and any Securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company held by a Holder (whether now held or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder). As to any Registrable Securities, such Securities will cease to be Registrable Securities when:

(a)	a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(b)	such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c)	such Registrable Securities may be sold pursuant to Rule 144 or 145 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Holder that beneficially owns 5% or more of the then outstanding shares of Common Stock; or

(d)	such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)	all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)	all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c)	all printing, messenger and delivery expenses;

(d)	all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)	the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f)	any fees and disbursements of underwriters customarily paid by the issuers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)	the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by the Holders of a majority of the Registrable Securities included in such registration) incurred by all the Holders in connection with the registration;

(h)	the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; and

(i)	any other fees and disbursements customarily paid by the issuers of securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and between the Company and HNA.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, among HNA and Blackstone.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

SECTION 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless otherwise specified. References in this Agreement to a designated “Article” or “Section” refer to an Article or

Section of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” means a calendar day unless otherwise indicated as a “Business Day.”

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

(d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

ARTICLE II.

REGISTRATION RIGHTS

SECTION 2.1 Piggyback Rights.

(a) Subject to Section 4.1 of the Stockholders Agreement (as it may be amended or waived), if after the second (2nd) anniversary of the Effective Date (or earlier if the Company agrees to waive the two-year transfer restriction under the Stockholders Agreement), the Company proposes to register Securities for public sale (whether proposed to be offered for sale by the Company or by any other Person) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall, at each such time, other than in the case of an underwritten secondary offering initiated by a BX Holder, give prompt written notice (which notice shall be given not less than ten (10) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto and shall specify the intended method or methods of disposition and the number of Securities proposed to be registered) to each Holder of its intention to do so and of such Holder’s rights under this Section 2.1, provided, no such notice need be given of any underwritten offering if the managing underwriter advises the Company in writing (a copy of which shall be provided to each Holder) that, in its opinion, the inclusion of Registrable Securities would be likely to have an adverse impact on the price, timing or distribution of the Securities offered in such offering. Upon the written request of any Holder made within five (5) Business days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Holders have so requested to be registered; provided that: (i) any Holder shall have the right to withdraw such Holder’s request for inclusion of any of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.1(a) by giving written notice to the Company of such withdrawal, provided, that, in the case of any underwritten offering, written notice of such withdrawal must be given to the Company prior to the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters; (ii) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) without prejudice to the rights of the Demand Party to request that such registration be effected as a registration under Section 2.2(a); and (iii) subject to clause (i), if such registration involves an underwritten offering, each Holder of Registrable Securities requesting to be included in the registration must, upon the written request of the Company, sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the other Securities being sold through underwriters under such registration, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

(b) Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to each Holder) that, in its opinion, the number of Registrable Securities and other Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Securities offered in such offering, then the Company shall include in such registration: (i) first, the Securities the Company proposes to sell for its own account; and (ii) second, such number of Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number of Securities shall be allocated (A) until the date that is the second anniversary of the Effective Date, (x) first, to the holders of shares requested to be included in such registration by BX Holders pursuant to Section 2.1(a) of the Existing Registration Rights Agreement, and (y) second, pro rata among all other holders of Registrable Securities (if the two-year transfer restriction referred to in Section 2.1(a) has been waived by the Company) and other Securities entitled to include Securities in such registration and that submitted a proper request for inclusion in such registration, on the basis of the relative number of Securities requested to be included in such registration by each such holder and (B) after the date that is the second anniversary of the Effective Date, pro rata among the holders of Registrable Securities requested to be included in such registration pursuant to Section 2.1(a) and all other holders of Securities entitled to include Securities in such registration that submitted a proper request for inclusion in such registration, on the basis of the relative number of Securities requested to be included in such registration by each such holder. Any other selling holders of the Company’s Securities will be included in an underwritten offering only with the consent of holders holding a majority of the shares being sold in such offering.

(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its Securities in connection with:

(i) a registration statement filed to cover issuances under employee benefits plans or dividend reinvestment plans;

(ii) any registration statement relating solely to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses, assets or properties;

(iii) any registration statement covering securities other than shares of the same class as those held by Holders (even if such securities are convertible into, or exchangeable or exercisable for, shares that are registered as part of such offering); or

(iv) any registration related solely to an exchange by the Company of its own securities.

(e) Plan of Distribution, Underwriters and Counsel. If a registration pursuant to this Section 2.1 involves an underwritten offering that is initiated by selling holders, the holders that initiated such underwritten offering (by action of the holders of a majority of the Securities requested to be registered thereby) shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling holders. If a registration pursuant to this Section 2.1 involves an underwritten offering that is initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; and the holders of a majority of the Securities requested to be registered thereby by selling holders (by action of the holders of a majority of the Securities requested to be registered thereby by such selling holders) shall have the right to select counsel for the selling holders.

(f) Shelf Takedowns. In connection with any shelf takedown (whether pursuant to Section 2.2(f) or at the initiative of the Company) after the second (2nd) anniversary of the Effective Date (or earlier if the Company agrees to waive the two-year transfer restriction under the Stockholders Agreement), other than in the case of an underwritten secondary offering initiated by a BX Holder, the Holders may exercise “piggyback” rights in the manner described in this Agreement to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement, provided, that in the case of any shelf takedown for an underwritten offering, at the initiative of the Company, the ten (10) Business Day period in Section 2.1(a) shall be reduced to seven (7) Business Days.

SECTION 2.2 Demand Registration.

(a) General. Subject to Section 4.1 of the Stockholders Agreement (as it may be amended or waived), after the second (2nd) anniversary of the Effective Date (or earlier if the Company agrees to waive the two-year transfer restriction under the Stockholders Agreement), upon the written request of any HNA Entity (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof (including, but not limited to, an underwritten public offering), the Company shall (i) promptly give written notice of such requested registration to the other Holders and other holders of Securities entitled to notice of such registration, if any, and (ii) as expeditiously as possible, use its reasonable best efforts to file a registration statement to effect the registration under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof; and

(ii) the Registrable Securities of other Holders which the Company has been requested to register by written request given to the Company within five (5) Business Days after the giving of such written notice by the Company.

Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.2(a):

(x) within a period of one hundred eighty (180) days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any registration request under this Section 2.2(a) or relating to any registration referred to in Section 2.1; provided, that if greater than 50% of the Registrable Securities requested to be registered pursuant to Section 2.1 or Section 2.2(a) by the HNA Entities taken as a whole are excluded from the applicable registration pursuant to Section 2.1(c) or Section 2.2(e), HNA shall have the right, with respect to such excluded Registrable Securities, to request one (1) additional registration pursuant to Section 2.2(a) within such period of one hundred eighty (180) days; provided further, that such request shall not be made within ninety (90) days after the effective date of the registration statement from which such Registrable Securities were excluded; or

(y) if, in the good faith judgment of a majority of the disinterested members of the Board, the filing, initial effectiveness or continued use of the registration statement would be adverse to the Company because (i) such action would require the Company to make an Adverse Disclosure or (ii) the Board of Directors of the Company has determined in good faith that the registration or sale of the Registrable Securities would be reasonably expected to materially and adversely affect a planned bona fide financing of the Company that is reasonably likely to be promptly initiated by the Company, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the registration statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise more than two (2) Demand Suspensions during any twelve-(12) month period for more than an aggregate of ninety (90) days; and provided, further, that in the event of a Demand Suspension, such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure or any such planned financing has been abandoned or completed.

(b) Form. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form S-3 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition.

(c) Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

(d) Plan of Distribution, Underwriters and Counsel. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the Demand Party shall have the right to (i) determine the plan of distribution, (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders.

(e) Priority in Demand Registrations. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to each Holder) that, in its opinion, the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Securities offered in such offering, then the number of such Registrable Securities to be included in such registration shall be allocated pro rata among (1) Registrable Securities held by the Demand Party, and (2) the Registrable Securities held by the other Holders that have requested that their Registrable Securities be sold pursuant to Section 2.1(a), if any, on the basis of the relative number of securities requested to be included in such registration by the Demand Party and each such other Holder. Any other selling holders of the Company’s Securities will be included in an underwritten offering only with the consent of holders holding a majority of the shares being sold in such offering.

(f) Shelf Takedowns. Upon the written request of the Demand Party at any time and from time to time, the Company shall facilitate in the manner described in this Agreement a “takedown” of the Demand Party’s Registrable Securities off of an effective shelf registration statement. Upon the written request of the Demand Party, the Company shall file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of the Demand Party’s Registrable Securities previously taken down off of such shelf by the Demand Party and not yet “reloaded” onto such shelf registration statement.

(g) Additional Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that adversely affects the priorities of the Holders pursuant to Sections 2.1(c) or 2.2(e) of this Agreement.

(h) Number of Demands. The Holders shall be entitled to a maximum of six (6) demand registrations (including shelf “takedowns”) for an underwritten offering pursuant to Section 2.2(a); provided a registration (or shelf “takedown”) shall not count for this purpose until, in the case of a registration statement, the registration statement has been declared effective by the SEC and, in the case of a shelf “takedown,” the prospectus supplement for such offering has been filed with the SEC.

SECTION 2.3 Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall as expeditiously as possible:

(a) promptly prepare and file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of two (2) years (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 2.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(c) furnish to each seller of such Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller or the sale of such securities by such underwriters (it being understood that, subject to the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) promptly notify each seller and any underwriter of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, as promptly as practicable thereafter prepare and furnish to such seller and any underwriter a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) comply with all applicable rules and regulations of the SEC, and make available to its Security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) (i) list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) provide a transfer agent registrar and CUSIP number for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) if requested by the managing underwriter(s) of an underwritten offering or if reasonably requested by the seller or sellers of a majority of such Registrable Securities, use reasonable best efforts to obtain a “cold comfort” letter or letters from the Company’s independent public accountants addressed to the underwriters or seller or sellers in customary form and covering matters of the type customarily covered by “cold comfort” letters;

(k) subject to the execution and delivery of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by any seller of such Registrable Securities covered by such registration statement and by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a registered securities offering;

(l) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) provide each Holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(n) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

(q) use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of Registrable Securities;

(r) obtain for delivery to the underwriter an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

(s) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

SECTION 2.4 Other Registration-Related Matters.

(a) The Company may require any Person that is Transferring Securities in a Public Offering pursuant to Section 2.1 or Section 2.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing and the Company shall not be required to include the Securities of such Person in such Public Offering if such information is not provided to the Company.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 2.3(f) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 2.3(f) or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(l)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(l)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(d) (i) Each Holder will, in connection with a Public Offering of the Company’s equity Securities (whether for the Company’s account or for the account of any Holder or Holders, any BX Holder or BX Holders, or any or all of them), upon the request of the Company or of the underwriters managing any underwritten offering of the Company’s Securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing seven (7) days before and ending ninety (90) days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration; provided that the Company shall cause all directors and officers of the Company, and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) (other than those that are parties to the Existing Registration Rights Agreement) to enter into agreements similar to those contained in this Section 2.4(d)(i) (without regard to this proviso), subject to exceptions for gifts, sales pursuant to pre-existing Rule 10b5-1 plans and other customary exclusions agreed to by such managing underwriter; and (ii) the Company and its Subsidiaries shall, in connection with an underwritten Public Offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company (other than those included in such Public Offering, offered pursuant to Section 2.2(f), offered on Form S-8, issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a notice is given by the Company pursuant to Section 2.1(a) or a request is made pursuant to Section 2.2(a), as the case may be, or agreed to by such managing underwriter) without the prior written consent of the managing underwriter, for such period of time commencing seven (7) days before and ending ninety (90) days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration.

(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:

(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;

(ii) to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing itself or himself of any rule or regulation of the SEC allowing such Holder to sell any such Securities without registration.

(f) Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which any such Holder may otherwise be subject.

ARTICLE III.

INDEMNIFICATION

SECTION 3.1 Indemnification by the Company. In the event of any registration of any Securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors, officers, employees, partners and equityholders (and the directors, officers, employees, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company shall reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Securities by such Holder or any termination of this Agreement.

SECTION 3.2 Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or Section 2.2, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

SECTION 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or Section 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

SECTION 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. Any obligation of Holders to contribute pursuant to this Section 3.4 shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under Section 3.1, the indemnifying parties shall indemnify each Indemnified Party to the full extent provided in Section 3.1 without regard to the relative fault of said indemnifying party or Indemnified Party or any other equitable consideration provided for in this Section 3.4.

SECTION 3.5 Other Indemnification. Indemnification similar to that specified in this Article III (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of Securities under any Law or with any Governmental Authority other than as required by the Securities Act.

SECTION 3.6 Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of the Company. The Company hereby represents and warrants to HNA as follows as of the Effective Date:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) the organizational documents of the Company or (z) any contract or agreement to which the Company is a party.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by HNA, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Other than the Existing Registration Rights Agreement, the Company is not party to any agreement, arrangement or understanding whereby any Person, other than as set forth herein, has any outstanding registration rights with respect to any securities of the Company.

SECTION 4.2 Representations and Warranties of HNA. HNA hereby represents and warrants to the Company as follows as of the Effective Date:

(a) HNA is duly organized and validly existing under the laws of the PRC. HNA has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by HNA of this Agreement and the performance by HNA of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) its organizational documents or (z) any contract or agreement to which it is a party.

(c) The execution and delivery by HNA of this Agreement and the performance by HNA of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by HNA and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of HNA, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE V.

OTHER

SECTION 5.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) one (1) Business Day after being sent by internationally recognized overnight courier, or (c) if transmitted by facsimile or sent by electronic mail transmission, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a) or (b) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

Hilton Grand Vacations Inc.

6355 MetroWest Boulevard, Suite 180

Orlando, FL 32835

Attention: General Counsel

Fax: (407) 722-3637

with a copy (not constituting notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention:	Mark G. Borden
Jay E. Bothwick
Fax: (617) 526-5000
Email:	mark.borden@wilmerhale.com
jay.bothwick@wilmerhale.com

if to HNA:

HNA Tourism Group Co., Ltd.

No. 29, Haixiu Road

Haikou, 570203 Hainan Province

People’s Republic of China

Attention:	Liang Du
Xun Wang
Fax:	+86 898 6887 6656 / +86 898 6887 5382
Email:	duliang@hnair.com
wang-xun@hnair.com

with a copy (not constituting notice) to:

Weil, Gotshal & Manges LLP

29/F, Alexandra House

18 Chater Road

Central, Hong Kong

Attention:	Akiko Mikumo

Charles Ching
Fax:	+852 3015 9354
Email:	akiko.mikumo@weil.com
charles.ching@weil.com

and

Fangda Partners

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020

People’s Republic of China

Attention:	Fei Qiao
Fax:	+86 10 5769 5788
Email:	fei.qiao@fangdalaw.com

SECTION 5.2 Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company and HNA; provided, however, that any Holder may assign its rights and obligations under this Agreement in whole or in part to any HNA Entity to which Registrable Securities are transferred pursuant to, and subject to the conditions set forth in, the Stockholders Agreement, provided, such assignee executes and delivers to the Company a counterpart to this Agreement whereby it agrees to be bound by the terms of the Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

SECTION 5.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder. No waiver by any party hereto of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

SECTION 5.4 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 5.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

SECTION 5.6 Jurisdiction. The Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) shall have exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with the notice provisions of this Agreement) or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

SECTION 5.7 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

SECTION 5.8 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 5.9 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

SECTION 5.10 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

SECTION 5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

SECTION 5.12 Effectiveness. This Agreement shall become effective automatically on the Effective Date, without further action by any party. Until the Effective Date (if any), this Agreement shall be of no force or effect and shall create no rights or obligations on the part of any party hereto.

SECTION 5.13 Confidentiality. Each Holder agrees that all material non-public information provided pursuant to or in accordance with the terms of this Agreement shall be kept confidential by the person to whom such information is provided, until such time as such information becomes public other than through violation of this provision. Notwithstanding the foregoing, any party may disclose the information (i) if required to do so by any law, rule, regulation, order, decree or subpoena of any governmental agency or authority or court, (ii) that (A) is or becomes available to such party on a non-confidential basis from a source other than the Company or its representatives (which source was not to such party’s knowledge prohibited from disclosing such information to such party by a legal, contractual or fiduciary obligation owed to the Company), (B) is already in such party’s possession (not including information furnished by or on behalf of the Company), and (C) is independently developed or acquired by such party without reference to, or use of, any material non-public information and without violating this Section 5.13 and (iii) to its representatives who have a need to know such information in connection with the transactions contemplated by this Agreement, provided that such party shall remain liable for any breach of this Section 5.13 by its representatives.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

HILTON GRAND VACATIONS INC.

By:	/s/ Mark Wang
Name:	Mark Wang
Title:	President and Chief Executive Officer

[Signature Page to HNA-HGV Registration Rights Agreement]

HNA:

HNA TOURISM GROUP CO., LTD.

By:	/s/ Ling Zang
Name:	Ling Zang
Title:	Chairman of the Board

[Signature Page to HNA-HGV Registration Rights Agreement]